(Community Acquisition and Development Corporation
                           National Agreement of Sale)

                                AGREEMENT OF SALE

         THIS AGREEMENT OF SALE made as of this 1st day of March, 1999, by and between COMMUNITY ACQUISITION AND DEVELOPMENT CORPORATION, a Delaware corporation ("BUYER") and RANCHO MIRAGE MOBILE HOME PARK, an Arizona partnership ("SELLER").

         WHEREAS, SELLER is the fee simple owner of certain premises commonly known as RANCHO MIRAGE MOBILE HOME PARK located in the City of Apache Junction, Pinal County, Arizona, more particularly described in Exhibit "A" attached hereto and made a part hereof (together with all rights and easements appurtenant thereto and all permanent improvements, fixtures and utility systems thereon, being hereinafter collectively referred to as the "Real Property"); and

         WHEREAS, SELLER desires to sell and BUYER desires to purchase the Real Property and all personal property and equipment described in the Schedule of Personal Property attached hereto as Exhibit "B" and made a part hereof (the "Personal Property"), under the terms and conditions set forth herein (the aforesaid Real Property and Personal Property being hereinafter collectively referred to as the "Property").

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, together with other valuable considerations, the receipt and sufficiency of which is hereby acknowledged, SELLER agrees to sell and BUYER agrees to buy the Property on and under the terms and conditions herein set forth.

         1.       SALE AND PURCHASE OF PROPERTY.  SELLER   agrees  to  sell  and
convey to BUYER and BUYER agrees to purchase:

                  (a) All of SELLER's right, title and interest in and to the Real Property, together with all right, title and interest of SELLER in and to any land lying in the beds of any streets, avenues, alleys or passages, open or proposed, bounding or abutting the Real Property, and drainage rights appurtenant to the Real Property, together with all right, title and interest, if any, of SELLER, in and to any easements, rights of way or passageways appurtenant to or benefiting the Real Property and free of all liens and encumbrances except the Permitted Exceptions, as that term is defined in Paragraph 4 hereof;

                  (b) All articles of personal property of whatsoever nature or sort, if any, which are owned by SELLER and which, as of the date of this Agreement of Sale, are attached or appurtenant to or used in connection with or located in or upon the Real Property, and any additions thereto or replacements thereof which may be made between the date of this Agreement of Sale and the date of Closing hereunder (all of the foregoing being hereinafter collectively referred to as the "Personal Property"), which Personal Property shall be conveyed by SELLER to BUYER at Closing by a quitclaim bill of sale. Personal Property shall exclude (i) any items of property owned by the Seller which is unrelated to the operation of the Real Property, but may be stored at the Real

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Property,  and (ii) any records,  correspondence and other documents that are in the possession of the accountants and attorneys of SELLER, which are either privileged information or which are duplicates of records maintained by SELLER on site. In addition, while all of the operating records relating to the Real Property shall be included in the Personal Property, the SELLER shall have reasonable access to such records for any purpose, including, but not limited to income taxes, claims by suppliers or others, provided however, BUYER shall not be required to maintain copies of any such records; and

         SELLER's interest in the Real Property and the Personal Property are hereinafter sometimes referred to collectively as the "Property".

         2. CONSIDERATION. The total consideration to be paid by BUYER for the Property shall be in the sum of ELEVEN MILLION FIVE HUNDRED FIFTY THOUSAND DOLLARS ($11,550,000.00) (the "Purchase Price").

         3. PAYMENT OF CONSIDERATION. The Purchase Price shall be paid as follows:

                  (a) BUYER and SELLER acknowledge that BUYER has delivered to Lawyers Title Insurance Company (the "Escrow Agent"), at the following address:
2425 E. Camelback Road, Suite 700, Phoenix, AZ 85016 Attn: Judy Sorenson, the sum of TEN THOUSAND DOLLARS ($10,000.00) which shall represent the initial earnest money deposit for the Property (the "Initial Deposit"). The Initial Deposit has been or shall be deposited by Escrow Agent in its Trust Account until the expiration of the BUYER's Inspection Period (as hereinafter defined).

                  (b) Within five (5) business days of the Effective Date of this Agreement of Sale, as that term is defined in paragraph 34 below, BUYER shall deliver to the Escrow Agent, the sum of ONE HUNDRED NINETY THOUSAND DOLLARS ($190,000.00) which shall represent additional earnest money deposit for the Property (the "Additional Deposit"). The Additional Deposit shall be deposited by Escrow Agent in its Trust Account until the expiration of the BUYER's Inspection Period (as hereinafter defined). The Initial Deposit and the Additional Deposit are collectively referred to herein as the "Deposit".

                  (c) The Escrow Agent shall, upon receipt from BUYER of a complete and fully executed W-9 Reporting Form, deposit the Deposit into an interest bearing money market account, which interest shall accrue to BUYER's benefit unless BUYER defaults hereunder.

                  (d) BUYER shall pay the balance of the Purchase Price to Escrow Agent at Closing by wire transfer of immediately available federal funds to be disbursed together with the Deposit as provided in this Agreement.

         4.       TITLE INSURANCE.


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                  A. Within five (5)  business  days after  SELLER  delivers its existing title insurance policy to BUYER, Escrow Agent shall, at SELLER's expense, deliver to BUYER and BUYER's Attorney for approval, as hereinafter provided, a preliminary owner's title binder for a title insurance policy, together with copies of all exception documents referred to therein, to be issued by an agent of Escrow Agent licensed and qualified to do business in the state in which the Real Property is located (the "State"). The binder and standard owner's policy to be issued pursuant thereto shall be paid for by SELLER, shall be issued at the minimum promulgated rate, and shall be in an amount equal to the amount of the purchase price. The policy and binder shall be in a current ALTA standard form "B", except that there shall be no exceptions unless agreed to by BUYER. The exceptions which are allowed or approved under the terms of the Agreement shall be referred to as "Permitted Exceptions". Additional endorsements or coverages above the standard policy required by BUYER shall Buyer shall be provided to the extent available at BUYER'S expense.

                  B. BUYER shall have twenty (20) business days after receipt of the title binder, together with copies of all exception documents referred to therein, and the survey called for in paragraph 5 hereof to give written notice to SELLER or SELLER's attorney of any objections by BUYER to the state of title (including any matters shown on the survey which are unacceptable to BUYER). Failure of BUYER to deliver a written notice of objection of the state of title to SELLER or SELLER's attorney within said twenty (20) day period shall be conclusive evidence that BUYER has approved said preliminary title report.

                  C. After written notice from BUYER to SELLER identifying a title defect, SELLER shall have a reasonable time, not to exceed thirty (30) days, to cure the title defect identified in such notice. If SELLER fails to cure such title defect as to which due notice is given, BUYER shall have the option to:

                           (a)     terminate this Agreement, in which case BUYER
shall notify SELLER that BUYER will not proceed with the purchase, whereupon this Agreement shall terminate and all parties shall be released from any further obligations hereunder, except that BUYER shall be entitled to an immediate refund of all monies paid in respect of the purchase price plus accrued interest, if any, or

                           (b)     proceed under this Agreement and accept title
to the Real Property subject to such defects, in which case the Closing shall take place on the later of the date set for Closing as hereinafter provided or on a date mutually agreed upon by SELLER and BUYER which shall be within ten
(10) days from the date of such election by BUYER (the date finally set by the parties hereto for the Closing shall be hereinafter referred to as the "Closing Date").

                  D. Escrow Agent or its agent, shall be in attendance at the Closing and be in a position to issue the title policy upon recording the appropriate documents and insure that SELLER has complied with all requirements set forth under the applicable state statutes to extinguish any right of purchase or rescission in favor of any tenants or homeowners association.

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         5.       SURVEY.  During   the    BUYER's   Inspection    Period    (as
hereinafter defined), BUYER may obtain, at its expense, a current "as built" survey of the Real Property. If the survey discloses any conditions which are unacceptable to BUYER, this shall be deemed a defect in title and paragraph 4 above, shall apply.

         6.       REPRESENTATIONS AND WARRANTIES.

                  A. To induce BUYER to enter into this Agreement, SELLER makes the following representations and warranties, all of which shall be true and correct continuously throughout the term of this Agreement, and which shall survive the closing of title for a period of six (6) months from the Closing Date (hereinafter defined), SELLER shall notify BUYER of any changes to the foregoing occurring during the term of this Agreement:

                           (a) SELLER is the owner of the  Property  and has the
authority to execute and deliver this Agreement.

                           (b) To the best of SELLER's  knowledge,  there are no
special or other assessments levied against or relating to the Property and SELLER does not know of any proposed assessments.

                           (c) No goods or services have been  contracted for by
SELLER or furnished to the Real Property on SELLER's behalf which might give rise to any mechanic's liens upon or affecting all or any part of the Real Property. Notwithstanding the foregoing, BUYER and SELLER acknowledge that SELLER is installing new telephone lines and service. SELLER shall provide to BUYER and the title company lien waivers and/or an indemnity in form acceptable to BUYER and the title company with respect to this liability.

                           (d)  There  are  no  leases  which  affect  the  Real
Property except as set forth in the Rent Roll attached hereto as Exhibit "C" and made a part hereof and the information contained on the Rent Roll is true and correct; no rental agents, brokers or finders have any rights with regard to such leases and there are no commissions payable in connection therewith; no tenant has an option to purchase any part of the Property; and SELLER is the lessor under each such lease and has the right to assign same to BUYER.

                           (e) SELLER has  received no notice of any  violations
of any law, ordinance, rule, order, regulation, code or requirement, including any requirement contained in any hazard insurance policy covering the Property or any part thereof or of any board of fire underwriters or other body exercising similar functions, which are applicable to the Property or to any part thereof or which are applicable to the use or manner of use, occupancy, possession or operation of the Property.

                           (f) To the best of  SELLER's  knowledge,  SELLER  has
obtained and kept in good standing all governmental permits, licenses, and approvals necessary for the operation of the Property as a manufactured housing (mobile home) community, including, as applicable, all County Health Permits or other applicable permits, State Department of Environmental Protection permits,


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and,  to the  best of  SELLER's  knowledge,  there  are no  material  violations currently existing thereunder.

                           (g) SELLER has not  contracted  for any  services  or
employment and has made no commitments or obligations therefor which will bind BUYER as a successor in interest with respect to the Property except those contracts listed in Exhibit "D" attached hereto and made a part hereof (the "Service Contracts"). With respect to the Service Contracts: (i) amounts paid or payable thereunder shall be prorated between the parties at the Closing and credits shall be given the parties as appropriate to such prorations; and (ii) they can each be terminated upon thirty (30) days written notice or less except as set forth on Exhibit "D".

                           (h)  Except  in  the  ordinary   course  of  SELLER's
business, SELLER will not enter into any amendment to or modification of any of the Leases prior to the Closing Date, which will reduce, forgive, or postpone any rents or which would otherwise materially affect the value of the Property, without BUYER's consent which shall not be unreasonably withheld or delayed; no rents or other deposits are or will on the Closing Date be held by SELLER, except only tenant security deposits and prepaid rents; and no commissions or other fees payable to any person, entity or agent are due on the rentals collected or to be collected under the Leases.

                           (i) Pending Closing  hereunder,  SELLER shall conduct
its business involving the Property in the ordinary course, and during said period will:

                                    (1) Refrain from entering into any contracts
or other commitments regarding the Property, other than in the ordinary and usual course of business, without the prior written consent of BUYER which shall not be unreasonably withheld or delayed;

                                    (2)  Continue  to  maintain  and  repair the
Property in at least the manner which SELLER has previously maintained and repaired the Property, and SELLER will permit or commit no waste of the Property; and

                                    (3)  Keep  in   effect   SELLER's   existing
policies of public liability and hazard and extended coverage insurance insuring the Property.

                           (j) No tenant has been  granted  any rent  concession
not reflected on the face of the copy of the lease for that tenant as provided by SELLER to BUYER (other than as set forth on the Rent Roll).

                           (k) To the best of SELLER's  knowledge no underground
storage tanks, hazardous substances, or contaminants subject to Federal, state or local laws or regulation have been used, stored or located on, under or about the Property in any manner contrary to applicable law and the Property is free from environmental contamination by such hazardous substances which require remediation except as set forth in any Phase I Environmental Report attached hereto as Exhibit "E".


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                  B. SELLER,  by executing this Agreement,  agrees to indemnify, defend and save and hold BUYER harmless from and against any and all losses, costs, expenses, liabilities, claims, causes of action, suits or other matters by reason of any breach of the above representations and warranties. Such indemnification includes, but is not limited to, costs and attorneys' fees and expenses (including attorneys' fees and expenses on appeal) reasonably incurred in connection with the defense of any claims against BUYER by any party arising out of the above matters. The SELLER's foregoing indemnity obligation shall survive Closing and delivery of the Special Warranty Deed hereunder for a period of six (6) months. In addition, should any representation or warranty made by SELLER hereunder be determined by BUYER at or before Closing to be incorrect and BUYER opt to terminate this Agreement as a result thereof, SELLER shall be obligated to reimburse BUYER promptly upon written demand for the costs of BUYER's diligence review of the Property through the date of termination up to a maximum of $25,000.00. This indemnity obligation shall survive Closing and delivery of the Special Warranty Deed hereunder and shall include all attorneys' fees and costs incurred in collection of all sums due from SELLER to BUYER pursuant to this Indemnity, together with interest on said sums at the rate of ten (10%) percent per annum.

                  C. In the event that any one or more of the representations or warranties given by SELLER to BUYER in paragraph 6A above is/are determined by BUYER between the Closing Date and the Effective Date, to be inaccurate, BUYER shall give written notice to SELLER and SELLER shall have the option to: use its best efforts to promptly cure the violation(s); reimburse BUYER for the reasonable cost of cure (including all reasonable attorneys' fees, engineering fees, or other applicable fees, costs and charges); or to contest BUYER's determination by written notice to BUYER, in which event BUYER shall have the option to pursue the rights and remedies available to BUYER pursuant to paragraph 20 of this Agreement.

         7. TERMITE INSPECTION AND REPORT. Prior to the expiration of the BUYER'S Inspection Period, and at BUYER's expense, BUYER shall obtain a termite certificate for the Property. Any infestation or damage therefrom found to be existing shall be repaired in a reasonable time, not to exceed two (2) months from the Closing Date, at SELLER's expense not to exceed $5,000.00. In the event SELLER fails to make said repairs within said time period, BUYER shall have the right to make said repairs and to collect the cost thereof (not to exceed $5,000.00) from SELLER in the manner provided for a reproration pursuant to paragraph 12 below. Any sums advanced by BUYER in this connection shall bear interest at the highest lawful rate until paid. This paragraph shall survive the closing of this transaction and delivery of the Special Warranty Deed.

         8. BUYER'S INSPECTION PERIOD. BUYER shall have until April 15, 1999 ("BUYER's Inspection Period"), during which time BUYER shall have the right to perform such due diligence evaluations as BUYER may reasonably require in connection with its evaluation of the Property, including, but not limited to, environmental, soils, flood plain, legal, financial and engineering studies (the "Data"), all at BUYER's sole cost and expense. BUYER hereby indemnifies and agrees to hold harmless and defend SELLER from and against any and all losses or claims for property damage or personal injury or any liability under any environmental or other law arising out of BUYER's inspections and BUYER and/or any contractor of BUYER shall, prior to entry on the Real Property hereunder, obtain casualty/liability insurance in an amount satisfactory to SELLER, or to add SELLER to existing policies as a named insured, and provide SELLER with a


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certificate  of  insurance  evidencing  that SELLER is insured  against any such loss. In the event that any inspection by BUYER or any consultant engaged by BUYER in connection with BUYER's due diligence results in any damage or disturbance to the Property or any other damage or disturbance, BUYER shall cause such consultant, or undertake itself, at no cost to SELLER, to repair promptly such damage and restore such Property to the condition it was in immediately prior to such inspection. If BUYER approves of the Data, BUYER shall deliver written notice to SELLER indicating BUYER's approval of the Data (the "Data Approval Notice") prior to the expiration of the Inspection Period. If BUYER fails to deliver the Data Approval Notice as aforesaid, the Data shall be deemed unsatisfactory to BUYER and this Agreement shall automatically terminate, in which event, Escrow Agent shall immediately return the Deposit, plus any accrued interest, to BUYER and the parties shall be released from any further obligations hereunder. In connection with BUYER's due diligence evaluations of the Property, SELLER agrees to furnish the following information to BUYER within five (5) days of the Effective Date (unless otherwise provided herein):

                  1.       Current Rent Roll;
                  2. Monthly Financial Statements for the previous thirty-six (36) months;
                  3. Statement of Policy, Rules and Regulations, form of Rental Agreement and other State required documents;
                  4.       Mobile Home Inventory List;
                  5.       Previous Title Insurance Policy;
                  6.       Prior  Survey  or  Development  Plans,  if reasonably
                           available;
                  7. Liability Listing (contingent and non-contingent), excluding accounts payable in the ordinary course of business and the unsecured liability for the telephone installation (at Closing, SELLER shall represent and warrant that the Property is unencumbered other than current real estate taxes and the Permitted Exceptions);
                  8.       Lists of all current and previous legal action;
                  9.       Existing Environmental Phase I Report (if any);
                  10.      True Copies of paid real estate and personal property
                           tax bills for the previous three (3) years;
                  11.      True Copies of Rental  Increase  Notices for previous
                           three (3) years.

         9. CONDITIONS PRECEDENT. The following are conditions precedent to BUYER's obligation to close and consummate the transaction contemplated by this Agreement. BUYER and only BUYER, may waive one or more of these conditions. In the event that all of these conditions are not satisfied or fulfilled by the Closing Date, BUYER may elect not to close this transaction, and in such event, BUYER shall be entitled to the prompt return from Escrow Agent of the Deposit:

                  A. The representations and warranties of SELLER contained in paragraph 6 above, and all other representations and warranties of SELLER contained herein, shall be true and correct on the Closing Date. SELLER, by having closed the sale of the Property, shall be deemed conclusively to have


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certified  that as of the Closing Date all such  representations  and warranties were true and correct on the Closing Date.

                  B. There shall have been no material change in the physical condition or the net operating income of the Property.

         10. CLOSING. The sale and purchase transaction contemplated by this Agreement shall be closed and consummated on or before April 30, 1999 (the "Closing Date"). Closing shall be at the offices of SELLER's counsel or, at BUYER's option, may be effected through the mail as coordinated by counsel for SELLER and BUYER. The Closing shall be at 10:00 MST, Eastern Standard Time on the Closing Date unless otherwise agreed by the parties or their counsel. At Closing, SELLER and, as applicable, BUYER and SELLER shall execute and deliver the following documents in form acceptable to BUYER and SELLER and/or undertake the following:

                  A. All corporate or applicable partnership certifications, resolutions and approvals necessary to evidence both the SELLER's and BUYER's authority to enter into and consummate the transactions contemplated by this Agreement.

                  B. Special Warranty Deed from SELLER to BUYER conveying title to the Real Property to BUYER.

                  C. Bill of Sale from SELLER to BUYER transferring the Personal Property free and clear of all liens and encumbrances together with the original Motor Vehicle Certificate of Title (properly endorsed and lien free) for each mobile home unit and motor vehicle included in this purchase and sale.

                  D. Affidavit of No Liens by SELLER.

                  E. Affidavit of Non-Foreign Status by SELLER.

                  F. State Statutes Affidavit of Compliance by SELLER.

                  G. Updated certified rent roll dated and accurate as of the Closing Date and certified by SELLER to BUYER.

                   H. Assignment from SELLER to BUYER assigning all of SELLER's right, title and interest, to the extent it exists and without representation or warranty, in and to the name by which the Property is commonly known, all authorizations, permits and licenses relating to the operation of the Property which are assignable by SELLER, if any, and all leases, contracts certificates of occupancy and other items required to be assigned as set forth in this Agreement free and clear of all liens and encumbrances except for the matters permitted in this Agreement; all of which shall be assumed by BUYER effective from and after the Closing Date. SELLER shall undertake all action, and execute all forms, required by all governmental authorities and contract vendors to effect this assignment.


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                  I. Assignment by SELLER,  to the extent they exist and without representation or warranty, of all currently existing and effective claims, guaranties, warranties, indemnifications and all other rights, if any, which SELLER may have against suppliers, laborers, materialmen, contractors, or
sub-contractors   arising  out  of  or  in  connection  with  the  installation, construction and maintenance of the Property; all of which shall be assumed by BUYER effective from and after the Closing Date.

                  J. Assignment by SELLER, to the extent they exist and without representation or warranty, to BUYER of all agreements, if any, which SELLER has for access and utilities to service the Property; all of which shall be assumed by BUYER effective from and after the Closing Date.

                  K. Closing Statement by SELLER and BUYER.

                  L. Such other documents as are reasonably necessary to close and consummate the purchase and sale transaction contemplated by this Agreement.

                  M. SELLER shall deliver to BUYER all existing plans and specifications relating to the improvements located upon the Property which are in SELLER's possession or reasonably accessible to SELLER.

                  N. Once the requirements for closing have been satisfied, BUYER shall deliver to Escrow Agent the adjusted cash portion of the Purchase Price and authorize Escrow Agent's delivery of the adjusted purchase amount to SELLER. Said sum shall be paid, at SELLER's election, by locally drawn cashier's check or Federal Reserve Bank wire transfer.

         11. CLOSING COSTS. SELLER shall pay for the cost of any corrective documents required for marketable and insurable title, transfer stamps on the Special Warranty Deed and all costs associated with the issuance of the title binder and standard title insurance policy. BUYER shall pay for any extended title insurance coverage, the survey and the cost of recording the Special Warranty Deed. Each party shall bear its own attorneys' fees and other professional costs, except as otherwise provided for herein.

         12. PRORATIONS. Except as otherwise set forth in this Agreement, all taxes and other operating expenses and revenue of the Property shall be prorated as of the Closing Date. Taxes shall be prorated based upon the current year's tax. If the Closing takes place and the current year's taxes are not fixed and the current year's assessment is available, taxes shall be prorated based upon such assessment and the prior year's millage. If the current year's assessment is not available, then taxes shall be prorated on the prior year's tax. In the event the tax proration is incorrect on the Closing Date because the property is reassessed for the tax year of the Closing by the governmental agency having jurisdiction over the Property, subsequent to the Closing Date, BUYER or SELLER shall be entitled, as the case may be, to a reproration of such taxes upon written request made to the other party. SELLER or BUYER shall remit the reproration adjustment amount requested within ten (10) days of request therefor. In the event SELLER or BUYER fails to remit the reproration amount


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requested within said ten (10) day period, the party seeking reimbursement shall be entitled to all costs of collection, including all attorneys' fees and costs incurred in collection thereof and the amount owing shall bear interest at the highest lawful rate until paid, it being acknowledged that this right shall survive Closing and delivery of the Special Warranty Deed. Any rents received by SELLER in respect of the period after the Closing Date shall be promptly remitted to BUYER. With regard to delinquent rents, if any, BUYER shall not be held responsible for and BUYER shall not be required to institute any proceedings whatsoever to collect such delinquent rents. However, all rents received by BUYER attributable to periods prior to the Closing Date shall be promptly remitted by BUYER to SELLER. All rents collected after the Closing shall be first applied to current rents due, then to rents for periods prior to the Closing Date unless they are clearly intended by the tenant to apply for the period prior to Closing in which event they shall be promptly remitted to SELLER. This obligation to remit shall survive the Closing and delivery of the Special Warranty Deed. SELLER shall deliver to BUYER at the Closing, copies of such statements, invoices bills and receipts as shall be requested by BUYER to enable BUYER to verify the accuracy of the amounts of any prorations made pursuant to this paragraph. BUYER shall be credited at Closing with all advance rentals and tenant security deposits previously paid to SELLER. All prorations shall be made so that SELLER has the benefit of all income and the burden of all expenses up to and including the Closing Date and BUYER has the benefit of all income and the burden of all expenses after the Closing Date. SELLER and BUYER shall indemnify and hold harmless the other party harmless from all claims or damages, expenses or obligations, including applicable attorney's fees, incurred in connection with the prorated items due to their respective periods of ownership or the Real Property or the Personal Property, and for the benefit and charges relating therto.

         13. DELIVERY OF POSSESSION. At Closing, SELLER shall deliver possession of the Real Property to BUYER.

         14. FIRE OR OTHER CASUALTY. For purposes of this Agreement of Sale, a "minor casualty" shall be any casualty occurring to the Real Property which causes damages of less than One Hundred Fifty Thousand Dollars ($150,000.00) to the Real Property. Any other casualty shall be a "major casualty". If, prior to Closing hereunder, the Real Property is subjected to a major or minor casualty of which SELLER becomes aware, SELLER shall give BUYER prompt written notice thereof. If such casualty is a minor casualty, this Agreement of Sale shall remain in full force and effect and the purchase contemplated herein shall be concluded with no further adjustment, and at Closing SELLER shall assign, transfer and set over to BUYER all of the right, title and interest of SELLER in and to any awards that have been or that may thereafter be made for such casualty, subject only to any rights of Tenant under each Lease. If such casualty is a major casualty, the Real Property shall be considered a defective parcel and BUYER shall have the right to terminate this Agreement whereupon the Deposit will be refunded to the BUYER and the parties will be released from any further liability hereunder.

         15. EMINENT DOMAIN. For purposes of this Agreement of Sale, a "minor condemnation" shall be any taking or condemnation by any body having the power of condemnation or eminent domain which causes damages of less than One Hundred Fifty Thousand Dollars ($150,000.00) to the Real Property. Any other taking or condemnation shall be a "major condemnation". If prior to Closing hereunder the


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Real  Property is  subjected  to a major or minor  condemnation  of which SELLER becomes aware, SELLER shall give BUYER prompt written notice thereof. If such condemnation is a minor condemnation, this Agreement of Sale shall remain in full force and effect and the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and at Closing, SELLER shall assign, transfer and set over to BUYER all of the right, title and interest of SELLER in and to any awards that have been or that may thereafter be made for such taking, subject only to rights of Tenant under any Lease. If such condemnation is a major condemnation, the Real Property subject to the major condemnation shall be considered a defective parcel and BUYER shall have the right to terminate this Agreement whereupon the Deposit will be refunded to the BUYER and the parties will be released from any further liability hereunder

         16. NOTICES. All notices and other communications under this Agreement of Sale shall be in writing and shall be effectively given only if sent by nationally recognized overnight courier service, postage prepaid, return receipt requested, addressed as follows:

         To SELLER:                 Rancho Mirage Mobile Home Park
                                    c/o David McMillan
                                    430 West Alameda Avenue #102
                                    Burbank, CA 91506
                                    FAX No. (___) ______________

                  With a copy to:           Peter Ambelang, Esquire
                                            3550 N. Central Avenue, #1500
                                            Phoenix, AZ 85012
                                            FAX No. (602) 234-0419


         To BUYER:                  Community Acquisition and Development
                                    Corporation
                                    Attn:  Joseph W. Gaynor
                                    2637 McCormick Drive, Suite B
                                    Clearwater, Florida  33759-1041
                                    FAX No. (727) 791-9200

                  With a copy to:           Community Acquisition and
                                            Development Corporation
                                            Attn: Bruce E. Moore
                                            2 Ponds Edge Drive
                                            Chadds Ford, PA 19317
                                            FAX No. (610) 388-9616

or such other address as the party to be notified shall have designated to the other party hereby by notice delivered in . accordance herewith. All such notices shall be deemed given on the business day next following the day such notice is accepted for delivery by the overnight courier service.


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




         17. ASSIGNMENT. BUYER may assign its rights and interests under this Agreement of Sale to any party without first obtaining the prior written consent of SELLER, provided, however, any such assignee shall assume in writing and comply with all of the obligations of BUYER hereunder. Notwithstanding any such assignment, BUYER shall not be relieved of its obligations hereunder without SELLER'S written consent. Any adjustments, allocations or other items of concern between BUYER and any such assignee made in connection with any such assignment shall be between BUYER and such assignee and shall not be binding upon nor change the rights or claims of SELLER herein except with the written consent of SELLER. BUYER will notify SELLER of the identity of any proposed assignee of this Agreement of Sale prior to Closing.

         18. SUPPLIES. Inventories of supplies, including but not limited to paint, toilet tissue, soap, paper towels and all cleaning materials, if any located on the Real Property on the Closing Date shall be transferred to BUYER at no additional cost at the time of Closing and shall be covered by the Bill of Sale.

         19. DEFAULT BY SELLER. If, under the provisions of this Agreement, SELLER shall be obligated to complete the sale of the Property but fails to do so within the applicable period provided for closing and such default continues for a period of fifteen (15) days after written notice thereof from BUYER to SELLER, or shall otherwise fail to perform any of the other obligations of SELLER hereunder within the required time period, BUYER shall have the option, to be exercised in its sole discretion, to: (a) apply to the Circuit Court of the County where the Real Property is located to seek to have specific performance under this Agreement and in such action shall have the right to recover legally cognizable damages suffered by BUYER by reason of the delay in BUYER's acquisition of the Property; or (b) sue SELLER for legally cognizable damages sustained by BUYER by reason of the default of SELLER provided, however, that in no event shall the damages recoverable exceed four percent (4%) of the gross purchase price; or (c) obtain the prompt return from Escrow Agent of the Deposit, with interest, together with any other amounts due and owing to BUYER pursuant to the terms of this Agreement, and thereafter terminate this Agreement.

         20. DEFAULT BY BUYER. If, under the provisions of this Agreement, BUYER shall be obligated to complete the purchase of the Property but fails to do so on or before April 30, 1999 (unless caused by the default of SELLER), and such default of BUYER continues for a period of ten (10) days after written notice thereof from SELLER to BUYER, SELLER may terminate this Agreement by written notice thereof to BUYER which notice of termination shall be delivered to BUYER within five days after the aforementioned ten day cure period, and SELLER's sole right and exclusive remedy against BUYER shall be to obtain the Deposit (a) as consideration for the execution of this Agreement; (b) as agreed on liquidated damages sustained by SELLER because of such default by BUYER (the parties hereto agreeing that the retention of such funds shall not be deemed a penalty, and recognizing the impossibility of precisely ascertaining the amount of damages to SELLER because of such default and hereby declaring and agreeing that the sum so retained is and represents the reasonable damages of SELLER); (c) in full settlement of any claims of damages and in lieu of a specific performance by SELLER against BUYER; and (d) in consideration for the full and absolute release of BUYER by SELLER of any and all further obligations under this Agreement. In


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the event BUYER defaults  hereunder,  BUYER shall  forthwith on demand by SELLER return to SELLER all title papers and other documents relating to the Property, including BUYER's copy of this Agreement.

         In addition, if BUYER shall be obligated to complete the purchase of the Property but fails to do so on or before April 30, 1999 (unless caused by the default of SELLER), BUYER and SELLER shall notify Escrow Agent to release the Deposit to SELLER, and if BUYER cures the default and closes the transaction within said ten (10) day cure period, all prorations shall be made as of April 30, 1999 and BUYER shall pay to SELLER interest on the Purchase Price at the rate of eight (8%) percent per annum on the balance of the Purchase Price until the earlier of the Closing or the date this Agreement is terminated by SELLER or BUYER.

         If BUYER does not cure such default and close the transaction within said ten day period, and SELLER elects not to terminate this Agreement, BUYER may either: (i) terminate this Agreement by providing written notice thereof to SELLER, in which case SELLER shall be entitled to retain the Deposit as set forth in (a), (b), (c), and (d) above; or (ii) continue to cure such default and close the transaction, in which case BUYER and SELLER shall notify Escrow Agent to release the Deposit to SELLER and interest shall continue to accrue at eight (8%) percent per annum until closing. If BUYER elects to continue to cure such default, BUYER or SELLER may terminate this Agreement by providing at least ten days prior written notice thereof to the other, which notice shall provide that if the Closing does not occur within said ten day period the Agreement shall be terminated and SELLER shall be entitled to retain the Deposit as set forth in
(a), (b), (c), and (d) above.

         21.      PROVISIONS WITH RESPECT TO ESCROW.

                  (a) The duties and obligations of Escrow Agent hereunder shall be entirely administrative and ministerial and not discretionary. Escrow Agent shall be under no responsibility in respect of the Deposit other than to faithfully follow the instructions herein contained. Escrow Agent may conclusively rely upon any instructions or documents delivered to it by BUYER and SELLER and purportedly executed by a duly authorized officer or partner thereof and shall be under-no duty of independent inquiry with respect to any facts or circumstances recited therein. In the event that any notice or instruction required to be delivered to Escrow Agent hereunder is not so delivered, Escrow Agent may hold the Deposit, if any, pending delivery to Escrow Agent of such instruction or notice and may exercise all of Escrow Agent's rights and remedies hereunder or otherwise provided by law. The parties hereto jointly and severally agree to reimburse and indemnify Escrow Agent for, and hold Escrow Agent harmless against, any loss, liability or expense, including but not limited to, reasonable attorney's fees, which may be asserted against Escrow Agent or to which Escrow Agent may be exposed or which may be incurred by reason of the acceptance of, or the performance of duties and obligations under this Agreement of Sale, except arising from such Escrow Agent's gross negligence or willful misconduct. In no event shall Escrow Agent be liable for any loss, cost or damage arising out of the performance of its duties hereunder, except for acts of gross negligence or willful misconduct.


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

                  (b) In the event of any dispute or disagreement in connection with the performance by Escrow Agent of its duties under this Agreement of Sale, including, but not limited to, the respective rights of the parties to the Deposit, Escrow Agent may consult with counsel selected and employed by Escrow Agent, and Escrow Agent shall suffer no liability for any action taken or suffered in good faith in accordance with the opinion of such counsel, if any, provided, however, that the Deposit shall be disbursed in accordance with the terms of this Agreement of Sale. Notwithstanding any other provision of this Agreement of Sale, if any dispute or difference arises among the parties or if any conflicting demand shall be made upon Escrow Agent, Escrow Agent shall not be required to determine the same or take any action thereon. Rather, Escrow Agent may await settlement of the controversy by appropriate legal proceedings; or Escrow Agent may, by written notice to the parties hereto, initiate litigation to determine to whom the Deposit held under this Agreement of Sale shall be delivered; or Escrow Agent may file suit in interpleader with the proper court in the United States District Court for the District in which the Real Property is located, for the purpose of having the respective rights of the parties adjudicated. Notwithstanding the foregoing, BUYER, SELLER or Escrow Agent may elect to initiate action in the Maricopa County Arizona Superior Court. Escrow Agent, upon initiation of such suit, may deposit with the court the Deposit and, upon giving notice thereof to the parties hereto, Escrow Agent shall be fully released and discharged from all further obligations hereunder with respect to the Deposit except arising from gross negligence or willful misconduct of Escrow Agent.

         22. ACCEPTANCE DATE. SELLER shall have until 5:00 P.M. (EST) on the fifth (5th) business day following Buyer's Execution Date, within which to accept this Agreement. In the event SELLER fails to accept this Agreement as of that time and date, this Agreement shall be null and void and of no further effect and BUYER shall be entitled to the prompt return from Escrow Agent of the Deposit.

         23. BROKER'S COMMISSION. SELLER and BUYER each warrant that there are no real estate or other brokers or finders of any type involved in this transaction other than Gary Gunsalus. BUYER shall be responsible to pay any commission due to Gary Gunsalus pursuant to a separate agreement. Each party shall indemnify and hold harmless the other party from all claims or damages for any brokerage commissions and/or fees being claimed arising out of this transaction resulting from the actions of the defaulting party.

         24. SURVIVAL OF AGREEMENT. The terms and conditions of this Agreement which expressly so state shall survive the Closing hereof.

         25. CONFIDENTIALITY. SELLER and BUYER agree not to disclose any of the terms and conditions of this Agreement except to the officers, directors, employees and third party professionals assisting each party with due diligence, preparation of the Agreement and closing of this transaction. BUYER shall coordinate its due diligence efforts with SELLER. SELLER shall neither solicit nor accept any other offers so long as this Agreement is in effect.

         26. TIME IS OF THE ESSENCE. SELLER and BUYER acknowledge that time is of the essence of this Agreement.


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


         27. MODIFICATIONS. The parties acknowledge that this Agreement is the entire agreement between the parties with respect to the subject matter hereof and that this Agreement cannot be modified without a written agreement executed by both parties.

         28. ATTORNEYS' FEES. In the event of any litigation between the parties arising out of this Agreement, or the collection of any funds due BUYER or SELLER pursuant to this Agreement, the prevailing party shall be entitled to recover all costs incurred and reasonable attorneys' fees and expenses incurred. As used herein and throughout this Agreement, the term "attorneys' fees" shall be deemed to include all fees incurred whether by attorneys, paralegals, legal assistants or law clerks whether in pretrial, trial, appeal, bankruptcy, collection or declaratory proceedings. The provisions of this paragraph shall survive Closing and delivery of the Special Warranty Deed.

          29. EXHIBITS. In the event that any exhibit which is referred to in this Agreement is not attached hereto at the time of execution of this Agreement by SELLER and BUYER, SELLER shall promptly cause any such missing exhibit to be prepared and submitted to BUYER for BUYER's approval within five (5) days from the Effective Date hereof. Upon approval of a given exhibit by BUYER, the same shall be incorporated into this Agreement by written agreement executed by SELLER and BUYER.

         30. CONSTRUCTION. This Agreement has been negotiated between the parties, each of whom have been represented by counsel. Accordingly, this Agreement shall not be construed against either party as the drafter of the Agreement in the event of any litigation with respect to it.

         31. RADON GAS Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in the State in which the Real Property is located. Additional information regarding radon and radon testing may be obtained from your county public health unit.

         32. VENUE. Venue for any legal proceeding hereunder shall be in the State in which the Real Property is located.

         33. WAIVER OF JURY TRIAL. SELLER and BUYER knowingly, voluntarily and intentionally waive any right to trial by jury in respect to any litigation arising out of, under or in connection with this Agreement or the transaction described herein.

         34. EFFECTIVE DATE. Unless otherwise set forth herein, the Effective Date shall be the date this Agreement is executed by the SELLER, so long as SELLER returns a fully executed duplicate original of this Agreement to the BUYER, by either hand delivery or postmarked as of the date of the execution of this Agreement by the SELLER. Each day of delay in returning the executed Agreement to the BUYER shall likewise extend the Effective Date.


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

         35. COUNTERPART EXECUTION. This Agreement may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

         36. FACSIMILE. A facsimile of this Agreement or any portion hereof, including the signature page of any party, shall be deemed an original for all purposes.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year indicated below.

WITNESSES:                               COMMUNITY ACQUISITION AND DEVELOPMENT
                                         CORPORATION, a Delaware corporation



/s/Merrilyn K. Lovelady                  By:  /s/Joseph W. Gaynor
-----------------------------------          -----------------------------------
Print Name: Merrilyn K. Lovelady             Joseph W. Gaynor, President

/s/Thomas McLaughlin                                  "BUYER"
-----------------------------------
Print Name: Thomas McLaughlin
As to BUYER                              Buyer's Execution Date: March 1, 1999


                                         RANCHO MIRAGE MOBILE HOME PARK,
                                         an Arizona partnership


/s/Annie McMillan                        By:/s/John McMillan
-----------------------------------          -----------------------------------
Print Name: Annie McMillan               Print Name: John McMillan
                                         Title: General Partner
/s/Alexander McMillan                                "SELLER"
-----------------------------------      Seller's Execution Date: March 1, 1999
Print Name: Alexander McMillan
As to SELLER



                                     JOINDER

         ______________________________ of Lawyers Title Insurance Company joins in this Agreement of Sale for the sole purpose of agreeing to act as Escrow Agent and to be legally bound to hold the Deposit in accordance with the provisions in Paragraphs 3(a) and 22 hereof.

                                         Lawyers Title Insurance Company, Escrow
                                         Agent


                                         By:
                                            ------------------------------------
                                            Print Name:
                                                        ------------------------
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








                              SCHEDULE OF EXHIBITS


EXHIBIT "A"                Metes and Bounds Description of the Property

EXHIBIT "B"                Schedule of Personal Property

EXHIBIT "C"                Rent Roll

EXHIBIT "D"                Service Contracts

EXHIBIT "E"                Phase I Environmental Audit Summary



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